UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2026

Pinnacle Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43439	35-2953467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 South County Road, Suite 220
Palm Beach, FL 33480

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 309-3447

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one right	PNAQ.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	PNAQ	The New York Stock Exchange
Rights, each right entitling the holder to receive one-eighth (1/8) of one Class A ordinary share	PNAQ.RT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 14, 2026, Pinnacle Acquisition Corporation (the “Company”) entered into a First Amendment (the “Underwriting Agreement Amendment”) to the Underwriting Agreement, dated August 6, 2026 (the “Original Underwriting Agreement”), by and between the Company and Santander US Capital Markets LLC, as representative (the “Representative”) of the several underwriters named therein, relating to the Company’s initial public offering (the “IPO”).

The Underwriting Agreement Amendment amends Section 3(c) of the Original Underwriting Agreement to provide that the deferred underwriting discount of $0.30 per Unit (as defined below) shall not accrue or be payable with respect to the aggregate of 2,250,000 Units purchased in the IPO by Steven K. Hudson and AVR Capital Holdings, LLC, an affiliate of Andrew Rechtschaffen, each a co-managing member of PAC Sponsor, LLC (the “Sponsor”), the Company’s sponsor (or their respective permitted transferees). As a result, the maximum deferred discount payable is $5,325,000 in the aggregate (or up to $6,225,000 in the aggregate if the underwriters purchase the over-allotment option in full).

The foregoing description of the Underwriting Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement Amendment, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On August 10, 2026, the Company consummated its IPO of 20,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one right to receive one-eighth (1/8) of one Class A Ordinary Share upon the consummation of the Company’s initial business combination. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $200,000,000.

Simultaneously with the closing of the IPO, the Company completed the private sale (the “Private Placement”) of an aggregate of 225,000 units (the “Private Placement Units”) to the Sponsor, at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company of $2,250,000.

A total of $200,000,000 (which amount includes up to $6,000,000 in the aggregate of the underwriters’ deferred underwriting commissions), or $10.00 per Unit, comprised of $199,750,000 of the net proceeds from the IPO and $250,000 of the proceeds of the sale of the Private Placement Units, was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of August 10, 2026 reflecting the receipt of the proceeds from the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

1.1	First Amendment to Underwriting Agreement, dated August 14, 2026, by and between Pinnacle Acquisition Corporation and Santander US Capital Markets LLC, as representative of the several underwriters.

99.1	Audited Balance Sheet as of August 10, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ACQUISITION CORPORATION

	By:	/s/ Steven K. Hudson
		Name:	Steven K. Hudson
		Title:	Chief Executive Officer

	By:	/s/ Jack Schneider
		Name:	Jack Schneider
		Title:	Chief Financial Officer

Dated: August 14, 2026

2